UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Clearway Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The following press release was issued by Clearway Energy, Inc. on March 26, 2020.

Clearway Energy, Inc. Announces Change to Virtual

2020 Annual Meeting of Stockholders

PRINCETON, N.J; March 26, 2020 — Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) (the “Company” or “Clearway Energy”) today announced that, due to the emerging public health impact of the COVID-19 (Coronavirus) pandemic, the location of the Company’s 2020 annual meeting of stockholders (the “Annual Meeting”) has been changed from an in-person meeting to a virtual meeting. As previously announced, the Annual Meeting will still be held at 9:00 a.m., Eastern Time, on Thursday, April 30, 2020, but will be held only in a virtual meeting format.

On March 24, 2020, the Company’s Board of Directors (the “Board”) approved the change to the location and format of the Annual Meeting in support of the health and well-being of the Company’s employees, stockholders and other associates, as well as the related protocols that have been or may be imposed by federal, state and local governments.

Stockholders of record at the close of business on March 4, 2020 will be able to access the Annual Meeting webcast, ask questions and (for those who were intending to vote in person) vote online at www.virtualshareholdermeeting.com/CWEN2020 by entering their 16-digit control number provided on their proxy card. This website also will contain instructions to participate in the virtual Annual Meeting. Stockholders who do not intend to vote at the virtual Annual Meeting may continue to vote at www.proxyvote.com until 11:59 p.m. Eastern Time on April 29, 2020 in accordance with the instructions in the Company’s proxy materials.

To access the Company’s Notice of Annual Meeting of Stockholders and Proxy Statement, as filed with the Securities and Exchange Commission on March 17, 2020, please visit the Company’s website at www.clearwayenergy.com under the Featured Reports heading.

About Clearway Energy

Clearway Energy, Inc., is a leading publicly-traded energy infrastructure investor focused on modern, sustainable and long-term contracted assets across North America. Clearway Energy’s environmentally-sound asset portfolio includes over 7,000 megawatts of wind, solar and natural gas-fired power generation facilities, as well as district energy systems. Through this diversified and contracted portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor Global Infrastructure Partners III (GIP), an independent infrastructure fund manager that invests in infrastructure and businesses in both OECD and select emerging market countries, through GIP’s portfolio company, Clearway Energy Group.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “expect,” “estimate,” “should,” “anticipate,” “forecast,” “plan,” “guidance,” “outlook,” “believe” and similar terms. Although Clearway Energy believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially.

Clearway Energy undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The foregoing review of factors that could cause Clearway Energy’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy’s future results included in Clearway Energy’s filings, or the filings of Clearway Energy LLC, with the SEC at www.sec.gov.

Investors:
Akil Marsh, 609-608-1500
akil.marsh@clearwayenergy.com

Media:
Zadie Oleksiw, 202-836-5754
media@clearwayenergy.com